UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

  Proxy Statement Pursuant to Section 14(a) of

  the Securities Exchange Act of 1934

  (Amendment No.      )

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

NUWELLIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

July 7, 2026

To our Stockholders:

 A special meeting of stockholders will be held on Friday, July 24, 2026, at 2:00 p.m. U.S. Central Time (the ‘‘Special Meeting”) to conduct the following items of business:

●	Proposal 1 – To approve the issuance of shares of Common Stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in our financing transaction that closed on June 8, 2026 and of outstanding warrants that were repriced in connection therewith (the “Offering”). We refer to this proposal as the “Warrant Exercise Proposal” or “Proposal 1.”

●	Proposal 2 –”To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements, which such approval granted to the Board of Directors shall be effectuated, in the discretion of the Board of Directors, if at all, within twelve months after the date that the Company’s stockholders approve this proposal. We refer to this proposal as the “Reverse Split Proposal” or “Proposal 2.”

●	Proposal 3 – To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1 or 2 described above.

Our Board of Directors unanimously recommends that you vote FOR Proposals 1, 2, and 3.

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Special Meeting online, vote and submit your questions during the Special Meeting. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the Company. The virtual meeting format allows attendance from any location in the world.

Even if you are planning on attending the Special Meeting online, please promptly submit your proxy vote via the Internet, by telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Special Meeting. Instructions on voting your shares are in the proxy materials you received for the Special Meeting. Even if you plan to attend the Special Meeting online, it is strongly recommended you vote before the Special Meeting date, to ensure that your shares will be represented at the Special Meeting if you are unable to attend.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Special Meeting of Stockholders and proxy statement.

Only holders of our common stock at the close of business on June 5, 2026, the record date, are entitled to receive notice of and to attend and vote at the Special Meeting and any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Special Meeting virtually, please submit your completed proxy as soon as possible so that your shares can be voted in accordance with your instructions. If you attend the Special Meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.

Thank you for your continued support of Nuwellis.

Sincerely,

Michael K. McCormick
President & Chief Executive Officer

Corporate Headquarters

12988 Valley View Road

Eden Prairie, Minnesota 55344

(952) 345-4200

NUWELLIS, INC.

12988 Valley View Road

Eden Prairie, Minnesota 55344

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on July 24, 2026

Dear Stockholder:

You are invited to attend a Special Meeting of Stockholders, or the “Special Meeting”, of Nuwellis, Inc., a Delaware corporation, or the “Company,” to be held on Friday, July 24, 2026 at 2:00 p.m. Central Time. The Special Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Special Meeting online by visiting https://web.viewproxy.com/nuwe/2026sm, where you will be able to listen to the meeting live, submit questions and vote. You will need to have the control number included in your proxy materials to join the virtual Special Meeting. As always, we encourage you to vote your shares prior to the Special Meeting. You are being asked to vote on the following matters:

●	Proposal 1 – To approve the issuance of shares of Common Stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in our financing transaction that closed on June 8, 2026 and of outstanding warrants that were repriced in connection therewith (the “Offering”). We refer to this proposal as the “Warrant Exercise Proposal” or “Proposal 1.”

●	Proposal 2 – To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements, which such approval granted to the Board of Directors shall be effectuated, in the discretion of the Board of Directors, if at all, within twelve months after the date that the Company’s stockholders approve this proposal. We refer to this proposal as the “Reverse Split Proposal” or “Proposal 2.”

●	Proposal 3 – To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1 or 2 described above.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting is June 5, 2026, stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The Special Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Special Meeting via live webcast, please visit https://web.viewproxy.com/nuwe/2026sm.

You will not be able to attend the Special Meeting in person.

By Order of the Board of Directors

/s/ Neil P. Ayotte
Neil P. Ayotte
Secretary July 7, 2026

You are cordially invited to attend the virtual Special Meeting. Whether or not you expect to attend the Special Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Special Meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card by mailing the completed proxy card. Voting instructions are provided in the instructions printed on your proxy card.

Even if you have voted by proxy, you may still vote online at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must follow the instructions from such organization and will need to obtain a legal proxy issued in your name from that record holder.

TABLE OF CONTENTS

ABOUT THE SPECIAL MEETING	4

PROPOSAL 1 – APPROVAL OF THE ISSUANCE OF UP TO 2,396,709 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS	8

PROPOSAL 2 - TO APPROVE AN AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK.	10

PROPOSAL 3 – APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES	18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

ADDITIONAL MATTERS	20

Other Matters	20
Householding	20
Requirements for Submissions of Stockholder Proposals and Nominations for 2027 Annual Meeting	20
Solicitation by Board; Expenses	21
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 24, 2026	21

ANNEX	A-1

NUWELLIS, INC.

12988 Valley View Road

Eden Prairie, Minnesota 55344

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held On July 24, 2026

I.	ABOUT THE SPECIAL MEETING

Who is soliciting my vote?

The Board of Directors (the “Board”) of Nuwellis, Inc. (the “Company”, “we” or “us”) is soliciting your proxy, as a holder of our common stock, for use at the special meeting of stockholders and any postponement, adjournment or delay thereof (the “meeting” or the “special meeting”). The special meeting will be held on July 24, 2026, at 2:00 p.m. U.S. Central Time, virtually via live webcast.

The notice of special meeting, proxy statement and form of proxy card are expected to be first mailed to stockholders of record on or about July 7, 2026.

What is the purpose of the special meeting?

At the special meeting, you will be voting on:

●	Proposal 1 – To approve the issuance of shares of Common Stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in our financing transaction that closed on June 8, 2026 and of outstanding warrants that were repriced in connection therewith. We refer to this proposal as the “Warrant Exercise Proposal” or “Proposal 1.

●	Proposal 2 – To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements, which such approval granted to the Board of Directors shall be effectuated, in the discretion of the Board of Directors, if at all, within twelve months after the date that the Company’s stockholders approve this proposal. We refer to this proposal as the “Reverse Split Proposal” or “Proposal 2.”

●	Proposal 3 – To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1 or 2 described above.

The Board unanimously recommends a vote FOR Proposals 1, 2, and 3.

Except as noted herein, share numbers are provided as of the record date.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on June 5, 2026, the record date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. As of June 5, 2026, we had 92,201 shares of common stock outstanding and entitled to vote (adjusted to reflect the effectiveness of the amendment to our certificate of incorporation that became effective on June 25, 2026 for a 1-for-35 reverse stock split).

What is the difference between a stockholder of record and a beneficial owner?

Stockholders of Record. If your common shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote at the special meeting.

Beneficial Owners. Many of our stockholders hold their common shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares at the special meeting unless you request and obtain a legal proxy from your broker, bank or nominee and register to attend the special meeting (as described below). Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing it on how to vote your shares.

Can I vote my shares without attending the special meeting?

Stockholders of Record. You may vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a stockholder of record, you may also vote by internet or by phone. To vote by internet or phone, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Beneficial Owners. If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank or nominee how to vote your shares. You may also have the option to vote your shares via the internet or phone.

May I attend the special meeting and vote my shares in person virtually?

All of our stockholders are invited to participate in the special meeting. The special meeting will be a virtual meeting of stockholders. You are invited to attend and vote your shares at the special meeting live via internet webcast so long as you register to attend the special meeting at https://web.viewproxy.com/nuwe/2026sm by 11:59 p.m. Eastern Time on Thursday, July 23, 2026 (the “Registration Deadline”). If you hold your shares through a bank, broker or other nominee and would like to vote online at the meeting, you must obtain a “legal proxy” from that entity and submit it when you register prior to the Registration Deadline. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote. You will not be able to attend the special meeting in person. We recommend that you log in at least fifteen minutes before the special meeting to ensure that you are logged in when the meeting starts. If you encounter problems logging in to the meeting, technical support will be available at the telephone number posted on the meeting website.

Can I change my vote?

Stockholders of Record. You may change your vote at any time before your proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the special meeting; by submitting a later-dated proxy via internet or phone before 11:59 p.m. Eastern Time on Thursday, July 23, 2026; or by voting in person at the special meeting. Your attendance at the special meeting in person virtually will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.

Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your brokers, banks or other nominees and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Equiniti Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; telephone: 800-937-5449.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable regulations, a broker, bank or nominee generally has the discretion to vote on routine matters, including Proposals 2 and 3. Therefore, it is very important for you to vote your shares for each proposal.

How many shares must be present to hold the meeting?

In order for us to conduct the special meeting, one-third of our outstanding shares entitled to vote as of June 5, 2026 must be present in person or by proxy at the meeting. This is called a quorum. Abstentions and broker non-votes will be considered present for purposes of determining a quorum.

What vote is required to approve each item of business?

Proposal 1 - Approval of Warrant Exercise Proposal. The affirmative vote of holders of a majority of votes cast is required for the approval of the Warrant Exercise Proposal. Abstentions and broker non-votes, if any, will not have an effect on this proposal.

Proposal 2 - Approval of the Reverse Split Proposal. The affirmative vote of holders of a majority of the votes cast is required for the approval of the Reverse Split Proposal. Abstentions and broker non-votes, if any, will not have an effect on this proposal.

Proposal 3 - Approval of Adjournment. The affirmative vote of holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the special meeting and entitled to vote thereon, is required for any adjournment of the special meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 and 2. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of this proposal.

Other Matters. The Board does not propose to conduct any business at the meeting, nor is it aware of any other matter to be presented for action at the meeting, other than as stated above.

Who will count the votes and where can I find the voting results?

Alliance Advisors, LLC will tabulate the voting results. We intend to announce the preliminary voting results at the special meeting and, in accordance with the rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the special meeting.

Who can help answer my other questions?

If you have more questions about the proposals or voting, you should contact Alliance Advisors, LLC, which is assisting us with the proxy solicitation.

The Solicitation Agent for the Special Meeting is:

Alliance Advisors, LLC

150 Clove Rd.

Little Falls Township, NJ 07424

Attn: Proxy Logistics

Tel: 1-844-202-6063

PROPOSAL NO. 1

APPROVAL OF THE ISSUANCE OF UP TO 2,396,709 SHARES OF COMMON

STOCK UPON THE EXERCISE OF WARRANTS

Background of the Offering

We are seeking stockholder approval (“Warrant Stockholder Approval”) for the issuance of up to 2,396,709 shares of our common stock upon the exercise of warrants that (i) we issued in our financing transaction that closed on June 8, 2026 and (ii) were already outstanding warrants that were repriced in connection with the Offering, pursuant to Nasdaq Listing Rule 5635. All amounts set forth herein have been adjusted to reflect the effectiveness of the amendment to our certificate of incorporation that became effective on June 25, 2026 for a 1-for-35 reverse stock split.

On June 5, 2026, we entered into an Placement Agency Agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co., Inc. (the “Placement Agent”) pursuant to which we sold (i) 54,381 shares of the Company’s common stock, (ii) 516,762 pre-funded warrants to purchase common stock, (iii) 17,143 warrants to the Placement Agent (the “Placement Agent Warrants”), (iv) 1,714,286 Series C Warrants (“Series C Warrants”) and (v) 571,429 Series D Warrants (“Series D Warrants” and, together with the Placement Agent Warrants, Series C Warrants the “Warrants”) at an offering price of $10.50 per unit. The gross proceeds received by us from the Offering were approximately $6.0 million and the offering closed on June 8, 2026.

In a concurrent private transaction that also closed on June 8, 2026, we agreed to reduce the exercise price of up to 93,851 outstanding common stock warrants expiring between August 4, 2030 and February 9, 2031, to $10.50 (“Repriced Warrants”). Other than the reduction in exercise price, the terms of the Repriced Warrants remain the same and unchanged. Such warrants are also subject to Warrant Stockholder Approval.

The purpose of the Offering was to provide the Company with working capital for operations and generally corporate purposes. If our stockholders do not approve this Proposal 1, we will be required to hold a stockholder meeting every 60 days until we obtain such Warrant Stockholder Approval. We will incur substantial costs, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

Description of Warrants

In compliance with Nasdaq Stock Market Rule 5635(d), the Warrants are not exercisable until we receive the Warrant Stockholder Approval. Following the Warrant Stockholder Approval, the Warrants will be exercisable for five years from the date of Warrant Stockholder Approval. The Warrants have an initial exercise price per share equal to $10.50 per share, subject to certain adjustment.

The Warrant holders must pay the exercise price in cash upon the exercise of the Warrants. However, at any time when a registration statement covering the issuance of the shares of common stock issuable upon exercise of the Warrants is not effective, the holder may, at its option, exercise its Warrants on a cashless basis.

The Series C Warrants contain a one-time reset of the exercise price in the event that the Company implements a reverse stock split to the greater of: (i) 20% of the combined public offering price per share of common stock and accompanying common warrants in this offering and (ii) 90% of the lowest daily volume weighted average price for the five trading days immediately following the date of the implementation of a reverse stock split. (the “Price Reset”).

The Series D Warrant contains a zero cash exercise option whereby holders of a Series D Warrant will have the right to receive, without payment of any additional cash to the Company, an aggregate number of shares equal to the number of shares of common stock that would be issuable upon a cash exercise of such Series D Warrant.

The Repriced Warrants were issued on June 10, 2025 and January 30, 2026 and expire between August 4, 2030 and February 9, 2031, respectively. Concurrently with the issuance of the Warrants, the Reprice Warrants were repriced to $10.50 and may not be exercised until the Company obtains Warrant Stockholder Approval.

Purpose of Proposal No. 1

Our common stock is listed on The Nasdaq Capital Stock Market (“Nasdaq”) and trades under the ticker symbol “NUWE.” Nasdaq Listing Rule 5635(d) (“Rule 5635”) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the offering. In determining whether an offering qualifies as a public offering, Nasdaq considers all relevant factors, including the extent of any discount to market price. In determining discount, Nasdaq generally attributes a value of $0.125 for each Warrant offered with a share of common stock, which value is generally deemed to be a discount. In order to ensure that the Offering qualified as a public offering under Rule 5635 due to the value attributable to the Warrants, the Warrants provide that they may not be exercised — and therefore have no value — until stockholder approval of their exercise is obtained.

 Potential Consequences if Proposal No. 1 is Not Approved

The board of directors is not seeking the approval of our stockholders to authorize our entry into the Placement Agency Agreement, as the Offering has already been completed and the Series C Warrants and Series D Warrants have already been issued and the Reprice Warrants have already been issued. We are only asking for approval to issue the shares underlying the Warrants in connection with an exercise of the Warrants.

The failure of our stockholders to approve this Proposal No. 1 will mean that: (i) we cannot permit the exercise of the Warrants and (ii) we may incur substantial costs and expenses.

●	Each of the Series C Warrants has an initial exercise price of $10.50 per share (subject to the Price Reset). Even if the exercise price is reduced to the lowest possible exercise price pursuant to the Price Reset, if all the Series C Warrants are cash exercised we will receive additional proceeds of approximately $18.0 million. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations and advance the clinical trials and related product development activities for our product candidates.

●	Each of the Placement Agent Warrants has an initial exercise price of $17.325 per share. If all the Placement Agent Warrants are cash exercised we will receive additional proceeds of approximately $297 thousand. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations and advance the clinical trials and related product development activities for our product candidates.

●	In connection with the Offering and the issuance of Warrants, we agreed to seek stockholder approval every sixty (60) days until our stockholders approve the issuance of the shares underlying the Warrants. The costs and expenses associated with seeking such approval could adversely impact our ability to fund our operations.

Potential Adverse Effects of the Approval of Proposal No. 1

If this Proposal No. 1 is approved, existing stockholders may suffer dilution in their ownership interests as a result of the potential issuance of shares of common stock upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 2,396,709 additional shares of common stock will be issued, and the ownership interest of our existing stockholders would be correspondingly reduced. The number of shares of common stock described above does not give effect to (i) the issuance of shares of common stock pursuant to other outstanding options and warrants or (ii) any other future issuances of our common stock. The sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

Interests of Certain Persons

None of our directors and executive officers have substantial interests, directly or indirectly, in the matters set forth in this Proposal 1 except to the extent of their ownership of shares of our common stock and common stock underlying other convertible securities.

Vote Required

The affirmative vote of the holders of shares of Common Stock representing a majority of votes cast at the Special Meeting will be required for approval of this proposal. Accordingly, abstentions and broker non-votes, if any, will not have an effect on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

TO APPROVE AN AMENDMENT TO OUR FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF OUR

OUTSTANDING COMMON STOCK

The Company’s Fourth Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) currently authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. On June 5, 2026, the Company had 92,201 shares of common stock issued and outstanding. Additionally, there were approximately 5,811 shares issuable upon the conversion of outstanding preferred stock, approximately 13,833 shares of common stock issuable under the Company’s equity incentive plans and 2,424,813 shares of common stock reserved pursuant to currently exercisable outstanding warrants.

The Board has unanimously approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s common stock any time prior to the first anniversary of its approval by the stockholders at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of the Board, whereby each outstanding 5 to 70 common shares would be combined, converted and changed into 1 share of the Company’s common stock. A copy of the certificate of amendment for the reverse stock split (the “Reverse Stock Split Certificate of Amendment”) to the Certificate of Incorporation is attached hereto as Annex A.

If the Reverse Stock Split Certificate of Amendment is approved by the holders of a majority of the votes cast at the annual meeting for Proposal 2, the Board will have discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur any time prior to the first anniversary of its approval by the stockholders. The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.

The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

The Board has unanimously recommended that the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split be presented to the Company’s stockholders for approval. All amounts set forth herein have been adjusted to reflect the effectiveness of the amendment to our certificate of incorporation that became effective on June 25, 2026 for a 1-for-35 reverse stock split.

Reasons for the Reverse Stock Split

Our common stock is listed on the Nasdaq Capital Market under the symbol “NUWE”.  In order to maintain that listing, we must satisfy minimum financial and other requirements including, without limitation, the minimum stockholders’ equity requirement and the minimum bid price requirement.  There can be no assurances that we will be successful in maintaining, or if we fall out of compliance, in regaining compliance with the continued listing requirements and maintaining the listing of our common stock on the NASDAQ Capital Market.

We continue to actively monitor our performance with respect to the Nasdaq listing standards and will consider available options to resolve any deficiency and maintain compliance with the Nasdaq rules.  There can be no assurance that we will be able to maintain compliance or, if we fall out of compliance, regain compliance with any deficiency, or if we implement an option that regains our compliance, maintain compliance thereafter.

While the Company currently remains compliant with the Minimum Bid Price Requirement, the Board is asking the stockholders to grant it the authority, at its discretion, to effect a reverse stock split, if one becomes needed within the next twelve months of this proposed stockholder approval, which the Board believes is an effective way to increase the minimum bid price of our common stock proportionately and put us in a position to regain and maintain compliance with Nasdaq Listing Rule 5550(a)(2), if necessary.

The Board believes that maintaining the listing of the Company’s common stock on Nasdaq is in the best interests of the Company and its stockholders. The Board believes that the delisting of the Company’s common stock from Nasdaq would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Company’s common stock, among other things. See “—Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” below for more information.

Determination of the Reverse Stock Split Ratio

In determining the ratio to be used, the Board will consider various factors, including but not limited to, (i) the potential impact and anticipated benefits to the Company and its stockholders, (ii) market conditions and existing and expected market prices of the Company’s common stock at such time, (iii) the number of shares that will be outstanding after the reverse stock split, (iv) the stockholders’ equity at such time, and (v) the trading volume of the Company’s common stock at such time. Our Board only intends to implement the reverse stock split to the extent it believes necessary to maintain the Company’s listing on Nasdaq and to ensure that a sufficient number of shares of our common stock are authorized to satisfy the Company’s obligations.

Impact of the Reverse Stock Split, if Implemented

If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s common stock, and each stockholder will own a reduced number of shares of the Company’s common stock. However, except for adjustments that may result from the treatment of fractional shares, as described below, or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.

Based on the Company’s capitalization as of June 5, 2026, the principal effect of the reverse stock split (at a ratio between 1-for-5 and 1-for-70), not taking into account the treatment of fractional shares described under “—Procedure for Effecting the Reverse Stock Split-Treatment of Fractional Shares” below, would be that:

●	the number of shares of the Company’s authorized common stock would remain unchanged at 200,000,000 shares;
●	the number of shares of the Company’s common stock issued and outstanding would be reduced from 92,201 shares to approximately 18,440 shares and 1,317 shares;
●	the 40,000,000 shares of the Company’s authorized preferred stock, 30,000 of which are designated as Series A Junior Participating Preferred Stock, 18,000 of which are designated as Series F Convertible Preferred Stock, 100 of which are designated as Series F-1 Convertible Preferred Stock and 600,000 of which are designated as Series J Convertible Redeemable Preferred Stock, would remain unchanged;
●	the number of shares of the Company’s Series F Convertible Redeemable Preferred Stock issued and outstanding would remain unchanged, although the conversion price of the 27 outstanding shares of Series F Convertible Redeemable Preferred Stock would increase and the number of shares of common stock issuable upon conversion of such preferred stock would decrease in proportion to the reverse stock split from 2,592 shares to between approximately 540 shares and 54 shares, subject to future adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Redeemable Preferred Stock;
●	the number of shares of the Company’s Series F-1 Convertible Redeemable Preferred Stock issued and outstanding would remain unchanged, although the conversion price of the 34 outstanding shares of Series F-1 Convertible Redeemable Preferred Stock would increase and the number of shares of common stock issuable upon conversion of such preferred stock would decrease in proportion to the reverse stock split from 3,264 shares to between approximately 680 shares and 68 shares, subject to future adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series F-1 Convertible Redeemable Preferred Stock;
●	the number of shares of the Company’s Series J Convertible Redeemable Preferred Stock issued and outstanding would remain unchanged, although the conversion price of the 147 outstanding shares of Series J Convertible Redeemable Preferred Stock would increase and the number of shares of common stock issuable upon conversion of such preferred stock would decrease in proportion to the reverse stock split from 87 shares to between approximately 609 shares and 43 shares, subject to future adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Redeemable Preferred Stock;
●	the number of shares of the Company’s common stock issuable upon the exercise or vesting of outstanding warrants would be reduced from 2,424,813 to between approximately 484,963 shares and 34,640 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);
●	the number of shares of the Company’s common stock issuable upon the exercise of outstanding stock options and restricted stock units would be reduced from 1,755 to between approximately 351 shares and 25 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);
●	the aggregate number of shares of the Company’s common stock reserved for issuance, in connection with future awards under the Company’s equity incentive plans would be reduced from 13,833 to between approximately 2,767 shares and 198 shares, if Proposal 2 is approved, the limit in the 2017 Plan on the number of shares of common stock that could be issued upon exercise of incentive stock options would not, however, be adjusted; and
●	the number of shares of the Company’s common stock that are authorized, but unissued and unreserved, would remain unchanged; and the par value of the Company’s common stock and preferred stock would remain unchanged at $0.0001 per share, and, as a result, the stated capital attributable to common stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s common stock would be restated because there would be fewer shares of common stock outstanding.

The following table contains approximate information relating to our common stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of June 5, 2026. All share numbers are rounded down to the nearest whole share.

	Pre-Reverse
	Split	1-for-5	1-for-10	1-for-30	1-for-50	1-for-70
Number of authorized shares of common Stock	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Number of outstanding shares of common Stock	92,201	18,440	9,220	3,074	1,844	1,317
Number of authorized shares of preferred stock	40,000,000	40,000,000	40,000,000	40,000,000	40,000,000	40,000,000
Number of shares of common stock issuable upon exercise of outstanding stock options, restricted stock units and warrants	2,424,813	484,963	242,481	80,827	48,496	34,640
Number of shares of common stock issuable upon conversion of outstanding shares of preferred stock(1)	5,811	1,162	581	194	116	83
Number of shares of common stock reserved for issuance in connection with future awards under the Company’s equity incentive plans(2)	13,833	2,767	1,383	461	277	198
Number of shares of common stock authorized, but unissued and unreserved(3)	93,463,342	98,592,768	99,296,384	99,795,494	99,859,297	99,899,499

(1)	The number of shares of common stock issuable upon conversion of shares of Series F Convertible Preferred Stock, Series F-1 Convertible Preferred Stock and Series J Convertible Preferred Stock will change as a result of adjustments to the conversion price of such shares pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, Certificate of Designation of Preferences, Rights and Limitations of Series F-1 Convertible Preferred Stock and the Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Preferred Stock. Specifically, if, at any time while shares of such series are outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any common stock or its equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then price of conversion (other than in connection with certain exempt issuances as set forth in the certificate of designation for such series), then the price of conversion shall be reduced to such lower price.

(2)	The shares reserved for future issuance under the Company’s 2017 Plan Equity Incentive Plan are subject to increase on January 1st of each year due to the “evergreen” provisions in such plans.

(3)	The number of authorized, but unissued and unreserved shares of common stock will increase or decrease in connection with any adjustments to the conversion price of the Company’s outstanding Convertible Preferred Stock.

See also “—Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” and “—Procedure for Effecting the Reverse Stock Split-Treatment of Fractional Shares” below for additional information regarding the potential impact of the reverse stock split.

Anti-Takeover and Dilutive Effects

The number of authorized shares of our common stock and preferred stock will not be reduced as a result of the reverse stock split. The common stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Board would continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Reverse Stock Split Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued common stock or preferred stock to impede a takeover attempt.

Except for the Company’s obligation to issue common stock upon the exercise of outstanding options and warrants or the conversion of our outstanding shares of preferred stock, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to the reverse stock split at this time, and we have not allocated any specific portion of the authorized number of shares to any particular purpose.

Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting

A reverse stock split may negatively impact the market for our common stock.

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split. A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 5 to 70 shares of common stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of common stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split. Any stockholder who owns fewer than 5 to 70 shares of common stock, depending on the final ratio, prior to the reverse stock split will own less than one share of common stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “—Procedure for Effecting the Reverse Stock Split- Treatment of Fractional Shares”.

Furthermore, there can also be no assurance that the minimum bid price per share of our common stock would remain in excess of $1.00 following the reverse stock split for a sustained period of time, if at all.

Nasdaq may delist our common stock from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

If our common stock is delisted from Nasdaq, our ability to raise capital through public offerings of our securities and to finance our operations could be adversely affected. We also believe that delisting would likely result in decreased liquidity and/or increased volatility in our common stock and could harm our business and future prospects. In addition, we believe that, if our common stock is delisted, our stockholders would likely find it more difficult to obtain accurate quotations as to the price of the common stock and it may be more difficult for stockholders to buy or sell our common stock at competitive market prices, or at all.

If our common stock is delisted, our common stock would likely then trade only in the over-the-counter market. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

In addition to the foregoing, if our common stock is delisted from Nasdaq and it trades on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our common stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our common stock is delisted from Nasdaq and it trades on the over-the-counter market at a price of less than $5.00 per share, our common stock would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

A reverse stock split would increase our number of authorized but unissued shares of stock, which could negatively impact an investor in our common stock.

Because the number of authorized shares of the Company’s common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of common stock or securities convertible into common stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of our common stock. We could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. We may seek additional financing in the future. Other than the foregoing, we have no existing plans to issue any of the authorized, but unissued and unreserved shares, whether available as a result of the proposed reverse stock split or otherwise.

Procedure for Effecting the Reverse Stock Split

When and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will file the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Reverse Stock Split Certificate of Amendment, which is referred to as the “reverse stock split effective date”. Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Reverse Stock Split Certificate of Amendment is set forth in Annex A to this proxy statement. The text of the Reverse Stock Split Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

After the reverse stock split effective date, our common stock will have a new CUSIP number, which is a number used to identify our securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.

Exchange of Stock Certificates

As soon as practicable after the effective date of any reverse stock split, stockholders holding certificated shares, if any, will be notified that the reverse stock split has been effected. Equiniti Trust Company, LLC, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares in certificated form will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT.

STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. Their accounts will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the reverse stock split effective date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Treatment of Fractional Shares

To avoid the existence of fractional shares of common stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the factional share, determined by multiplying such fraction by the closing sales price of the Company’s common stock as reported on Nasdaq on the last trading day before the reverse stock split effective date (as adjusted to give effect to the Reverse Split). The ownership of a fractional interest will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split effective date, and where a holder has a physical certificate, a check will be mailed after the physical certificate is received. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received such cash payment.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Material Federal Income Tax Consequences

The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws or their interpretation could alter the tax consequences of the reverse stock split differing substantially from the consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the reverse stock split. Stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split. This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons (within the meaning of Code Section 7701(a)(30)) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in Code Section 1221 (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances, nor does it address tax consequences to stockholders that are subject to special tax rules, such as, without limitation, stockholders who are subject to the alternative minimum tax, banks, insurance companies, or other financial institutions, regulated investment companies or real estate investment trusts, personal holding companies, stockholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, traders in securities that elect to use the mark-to-market method of accounting, persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, persons who acquired our common stock in connection with employment or the performance of services, retirement plans, or certain former citizens or long-term residents of the United States, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

Further, this discussion does not address any state, local, foreign or other income tax consequences, the tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split, any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences, the Medicare contribution tax on net investment income, or tax consequences to holders of options, warrants or similar rights to acquire our common stock.

Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

Exchange Pursuant to Reverse Stock Split

The exchange of pre-reverse stock split shares for post-reverse stock split shares should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below in “— Cash in Lieu of Fractional Shares”, a U.S. Holder should not recognize gain or loss as a result of the exchange. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, should be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the exchange to shares of common stock received pursuant to the exchange. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A stockholder who receives cash in lieu of a fractional share of post-reverse stock split shares should generally recognize capital gain or loss as a result of having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the reverse stock split.

Information Reporting and Backup Withholding

Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the reverse stock split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s

U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

Vote Required

The affirmative vote of the holders of shares of Common Stock representing a majority of votes cast at the Special Meeting will be required for approval of this proposal. Accordingly, abstentions and broker non-votes, if any, will not have an effect on this proposal. Brokers generally have discretionary authority to vote on the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock, thus, broker non-votes are not expected to result from the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING

TO SOLICIT ADDITIONAL PROXIES

General

The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the special meeting in the event that there is not a sufficient number of votes at the special meeting to approve Proposals 1 or 2. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the special meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the special meeting.

Vote Required

The affirmative vote of holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the special meeting and entitled to vote thereon, is required for any adjournment of the special meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1 or 2. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of June 5, 2026 by (i) each of the directors and named executive officers, (ii) all of the directors and executive officers as a group, and (iii) to our knowledge, beneficial owners of more than 5% of our common stock. As of June 5, 2026, there were 92,201 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. In addition, the rules include shares of common stock issuable pursuant to: (i) the exercise of stock options that are either immediately exercisable or exercisable within 60 days of June 5, 2026; (ii) the vesting of restricted stock units within 60 days of June 5, 2026; and (iii) outstanding warrants to purchase common stock held by that person that is either immediately exercisable or exercisable within 60 days of June 5, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options, restricted stock units and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Nuwellis, Inc. 12988 Valley View Road Eden Prairie, Minnesota 55344. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Executive Officers, Directors and Greater than 5% Stockholders(1)	Number of Shares	Right to Acquire(2)	Total	Aggregate Percentage of Class
John L. Erb	826	400	1,226	1.3%
Archelle Georgiou, M.D. (3)	28	32	60	*
Dave McDonald(3)	28	32	60	*
Gregory D. Waller(3)	28	32	60	*
Neil P. Ayotte	1	—	1	*
Martin Emerson(3)	16	32	48	*
Carisa Schultz	—	—	—	—
Robert B. Scott	—	—	—	—
Nestor Jaramillo, Jr.	—	—	—	—
Michael McCormick	—	—	—	—
All current directors and executive officers as a group (8 persons)	927	528	1,455	1.6%

*	Less than one percent.

1)	Based on 92,201 shares outstanding as of June 5, 2026.

2)	Except as otherwise described below, amounts reflect the number of shares that such holder could acquire through (i) the exercise of outstanding stock options, (ii) the exercise of outstanding warrants to purchase common stock, and (iii) the conversion of outstanding Series F Preferred Stock or Series F-1 Preferred Stock, in each case within 60 days after June 5, 2026.

3)	Includes 32 shares issuable upon exercise of nonstatutory stock options granted on April 28, 2026 (3/12 of 193 options), which are vested or will vest within 60 days of June 5, 2026.

ADDITIONAL MATTERS

Other Matters

The Company is unaware of any business, other than as described in this proxy statement, that may be considered at the special meeting.

To assure the presence of the necessary quorum and to vote on the matters to come before the special meeting, please promptly indicate your choices via the Internet or phone, or by mail, according to the procedures described on the proxy card or voting instruction card. The submission of a proxy via the internet or phone or by mail, does not prevent you from attending and voting at the special meeting.

The Company’s common stock is quoted on The Nasdaq Capital Market under the symbol “NUWE.”

Householding

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.

 Upon written or oral request, we undertake to promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy materials, now or in the future, you may write our Secretary at Nuwellis, Inc., 12988 Valley View Road, Eden Prairie, MN 55344, or call (952) 345-4200.

Any stockholders who share the same address and currently receive multiple copies of the proxy materials who wish to receive only one copy in the future can contact their bank, broker, other holder of record or our Secretary to request information about “householding.”

Requirements for Submissions of Stockholder Proposals and Nominations for 2027 Annual Meeting

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2027 annual meeting of stockholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Secretary, Nuwellis, Inc., 12988 Valley View Road, Eden Prairie, MN 55344) by December 3, 2026. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2027 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2026 annual meeting. Therefore, such notice must be received between December 29, 2026 and the close of business on January 28, 2027 to be considered timely. However, if our 2027 annual meeting occurs more than 30 days before or more than 30 days after April 28, 2027, we must receive nominations or proposals (i) not later than the close of business on the later of the 90th day prior to the date of the 2027 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2027 annual meeting, and (ii) not earlier than the 120th day prior to the 2027 annual meeting.

The above-mentioned proposals must also be in compliance with our Bylaws and the proxy solicitation rules of the SEC and Nasdaq, including but not limited to the information requirements set forth in our Bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

Solicitation by Board; Expenses

Our Board is sending you this proxy statement in connection with the solicitation of proxies for use at our special meeting. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee plus customary disbursements, which are not expected to exceed $65,000 in total. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication, but they will not receive any additional compensation for these services. We will pay the cost of preparing, assembling, and mailing the proxy materials. We have requested brokers, banks and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable expenses in doing so.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 24, 2026

The proxy statement is available at https://web.viewproxy.com/nuwe/2026sm.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors, Neil P. Ayotte Secretary July 7, 2026

Annex A

CERTIFICATE OF

AMENDMENT TO THE

FOURTH AMENDED AND

RESTATED CERTIFICATE OF

INCORPORATION OF

NUWELLIS, INC.

NUWELLIS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Nuwellis, Inc. and the date on which the Fourth Amended and Restated Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was September 20, 2011 (the “Fourth Amended and Restated Certificate of Incorporation”);

SECOND: The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Fourth Amended and Restated Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation;

THIRD: The Fourth Amended and Restated Certificate of Incorporation is hereby amended by deleting the Paragraph A of ARTICLE IV in its entirety and inserting the following in lieu thereof:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that the Corporation is authorized to issue is One Hundred Forty Million (140,000,000) shares, each with a par value of $0.0001 per share. One Hundred Million (100,000,000) shares shall be Common Stock and Forty Million (40,000,000) shares shall be Preferred Stock. Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as previously amended (the “Restated Certificate”), each [XX] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Split”); provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on The Nasdaq Capital Market on the last trading day before the Effective Time (as adjusted to give effect to the Reverse Split).”

FOURTH: Pursuant to a resolution of Board of Directors of the Corporation, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Nuwellis, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this __day of __, 202_.

NUWELLIS, INC.
By:
Name:
Its:

A-1

PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to https://AALvote.com/NUWESM Have your proxy card available when you access the above website. Follow the prompts to vote your shares. NAME & ADDRESS HERE Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. As a stockholder of Nuwellis, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on July 23, 2026. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. NUWELLIS, INC. SPECIAL MEETING OF STOCKHOLDERS July 24, 2026 AT 2:00 p.m. CENTRAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NUWELLIS, INC. The undersigned, revoking all prior proxies heretofore given, hereby appoints John L. Erb and Neil P. Ayotte, and each of them, as proxies, attorneys and agents, with full power of substitution, to vote all shares of common stock of Nuwellis, Inc. that the undersigned would be entitled to vote at the Special Meeting of Stockholders scheduled to be held on July 24, 2026 at 2:00 p.m. Central Time, including at any adjournments, postponements, or continuations thereof, with all powers that the undersigned would possess if personally present. The Special Meeting will be held in virtual only format. In order to attend the meeting, you must first register at https://web.viewproxy.com/nuwe/2026sm before 11:59 p.m. Eastern Time on July 23, 2026. If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on the reverse side and in the discretion of the proxy upon such other matters as may properly come before the Special Meeting. NAME & ADDRESS HERE BARCODE HERE CONTROL NUMBER This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Signature ____________________________________________________ Date ________________________________________________________ Title__________________________________________________________ Signature (Joint Owners) ______________________________________ NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. Address Change: (If you noted any Address Changes above, please mark box.) ?

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on July 24, 2026: The Proxy Statement is available at: https://web.viewproxy.com/nuwe/2026sm PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted “FOR” Proposals 1, 2, and 3. Please mark your votes like this Proposal 1. To approve the issuance of shares of Common Stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in our financing transaction that closed on June 8, 2026 and of outstanding warrants that were repriced in connection therewith. FOR ? AGAINST ? ABSTAIN ? Proposal 2. To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements, which such approval granted to the Board of Directors shall be effectuated, in the discretion of the Board of Directors, if at all, within twelve months after the date that the Company’s stockholders approve this proposal. FOR ? AGAINST ? ABSTAIN ? Proposal 3. To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1 or 2. FOR ? AGAINST ? ABSTAIN ? Note: To transact such other business as may properly come before the meeting as determined in the discretion of the proxies.